Exhibit 99.2

FOR IMMEDIATE RELEASE

March 21, 2005

Contacts:      (Media) Marybeth Thorsgaard (763) 764-6364
(Analysts) Kris Wenker (763) 764-2607

GENERAL MILLS TO SELL LLOYD’S BUSINESS TO HORMEL FOODS

        MINNEAPOLIS, MINN. – General Mills, Inc. (NYSE: GIS) today announced it has reached an agreement to sell its Lloyd’s barbecue business to the Hormel Foods Corporation (NYSE: HRL). General Mills plans to complete the sale during the fourth quarter of fiscal 2005.

        General Mills purchased Lloyd’s in 1999. Lloyd’s produces high-quality refrigerated foods including barbecued ribs and heat-and-eat meats. The business includes one manufacturing facility in St. Paul, Minn., which employs approximately 210 people. Terms of the agreement were not disclosed.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding General Mills, Inc.‘s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.

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